SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549




                                FORM 8-K/A
                              AMENDMENT NO. 1


                              CURRENT REPORT




  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest             Commission File Number 1-8138
 event reported):  March 17, 1998





                      ALARMGUARD HOLDINGS, INC.



Incorporated in Delaware                IRS Employee Identification Number:
                                        33-0318116



Principal Executive Office:             Telephone:  (203) 795-9000
  125 Frontage Road
  Orange, CT  06477

      This Current Report on Form 8-K/A is filed by Alarmguard Holdings, Inc. ("Alarmguard" or the "Company"), a Delaware corporation, as an amendment to that certain Current Report on Form 8-K filed by Alarmguard on April 1, 1998.

Item  7.    Financial  Statements,  Pro  Forma  Financial  Information  and
            Exhibits.

     (a)  Financial Statements of Business Acquired.

                 The following audited financial statements of Sentry Protective Systems, a division of Security Systems Inc. ("Sentry"), as of and for the year ended December 31, 1997 are provided herein:

          (1)  Report of Independent Auditors
          (2)  Balance Sheet as of December 31, 1997
          (3) Statement of Operations and Divisional Net Asset Deficiency for the year ended December 31, 1997
          (4)  Statement of Cash Flows for the year ended December 31, 1997
          (5)  Notes to Financial Statements

     (b)  Pro Forma Financial Information.

      The following unaudited pro forma condensed combined financial information sets forth, for the respective periods and as of the dates indicated, the results of operations and the financial position of
Alarmguard after giving effect to the acquisition of certain assets of Sentry on March 17, 1998 as if the transaction was consummated as of the respective dates indicated below. The pro forma information also gives effect to the sale by the Company of 40,700 shares of Cumulative Convertible Preferred Stock at $1,000 per share (the "Preferred Stock Offering") in February 1998, generating net cash proceeds of approximately $37.8 million. A portion of the cash proceeds from the Preferred Stock Offering was used to complete the Sentry acquisition. The unaudited pro forma financial information should be read in conjunction with Alarmguard's audited historical consolidated financial statements and notes thereto as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997.

      The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that actually would have occurred if the Sentry acquisition and Preferred Stock Offering had been consummated as of these dates indicated, nor is it necessarily indicative of future operating results or financial position.

      The unaudited pro forma condensed combined balance sheet as of December 31, 1997 reflects the Sentry acquisition and Preferred Stock Offering as if such transactions had occurred on December 31, 1997. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1997 reflects the Sentry acquisition and Preferred Stock Offering as if the transactions had occurred on January 1, 1997.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                   ALARMGUARD HOLDINGS, INC.


Dated:  May 29, 1998               By: /s/ David Heidecorn
                                       ------------------------
                                           David Heidecorn
                                           Chief Financial Officer and
                                           Executive Vice President

Item 7 (a)     Financial Statements of Business Acquired

Audited Financial  Statements of Sentry Protective Systems, a  division  of
          Security Systems Inc. ("Sentry") as of and for the year ended December 31, 1997.










                      Report of Independent Auditors



The Board of Directors and Stockholders
Security Systems, Inc.


We have audited the accompanying balance sheet of Sentry Protective Systems (a division of Security Systems, Inc.) as of December 31, 1997, and the related statements of operations and divisional net asset deficiency and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sentry Protective Systems at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in Note 2 to the financial statements, in 1997 the Company changed its method of accounting for lease revenue and related direct costs.


                                        /s/ Ernst & Young LLP


Stamford, Connecticut
May 15, 1998

                         Sentry Protective Systems
                  (A division of Security Systems, Inc.)

                               Balance Sheet

                             December 31, 1997

                              (in thousands)


Assets
Current assets:
  Cash                                                         $    208
  Accounts receivable, less allowance for doubtful                1,485
    accounts of $1,155
  Inventories                                                       359
  Prepaid expenses and other current assets                         347
Total current assets                                              2,399

Property and equipment, net                                         634

Customer installation costs, net of accumulated                     156
  amortization of $353
Customer contracts, net of accumulated                            1,918
  amortization of $1,260
Other assets                                                         29
Total assets                                                    $ 5,136

Liabilities and divisional net asset deficiency
Current liabilities:
  Accounts payable                                             $    771
  Accrued expenses                                                  433
  Customer deposits                                                 357
  Deferred revenue                                                1,562
  Revolving loan facility                                        10,100
  Note payable to stockholders, including accrued                   462
    interest of $12
  Other current liabilities                                         368
Total current liabilities                                        14,053


Other liabilities                                                   167

Commitments and contingencies (Note 9)

Divisional net asset deficiency                                  (9,084)
Total liabilities and divisional net asset                      $ 5,136
  deficiency


See accompanying notes.

                         Sentry Protective Systems
                  (A division of Security Systems, Inc.)

        Statement of Operations and Divisional Net Asset Deficiency

                       Year ended December 31, 1997

                              (in thousands)



  Recurring revenue                                            $ 6,832
  Installation revenue                                           1,857
  Service revenue                                                1,038
Total revenue                                                    9,727

  Monitoring expense                                              (807)
  Installation expense                                          (4,245)
  Service expense                                               (1,204)
Total cost of revenue                                           (6,256)

Gross profit                                                     3,471

  Selling, general and administrative expense                   (7,071)
  Amortization and depreciation expense                         (1,014)
Total operating expenses                                        (8,085)

Operating loss                                                  (4,614)

Other income (expense):
  Interest expense                                              (1,038)
  Interest income                                                   25
  Gain on sale of customer contracts                             1,289
  Other, net                                                        15
Loss before extraordinary item                                  (4,323)
Extraordinary loss on refinancing of debt                         (102)
Net loss                                                        (4,425)

Divisional net asset deficiency, beginning of                   (5,511)
  year
Divisional borrowings                                              852
Divisional net asset deficiency, end of year                   $(9,084)



See accompanying notes.

                         Sentry Protective Systems
                  (A division of Security Systems, Inc.)

                          Statement of Cash Flows

                       Year ended December 31, 1997

                              (in thousands)


Operating activities:
Net loss                                                     $(4,425)
Adjustments to reconcile net loss to net cash used
  in operating activities:
  Gain on sale of customer contracts                          (1,289)
  Amortization and depreciation                                1,014
  Provision for bad debts                                        864
  Loss on refinancing of debt                                    102
  Customer installation costs incurred                           (58)
  Changes in operating assets and liabilities:
    Increase in accounts receivable                           (1,170)
    Increase in inventories                                     (104)
    Increase in prepaid expenses and other current              (192)
      assets
    Increase in accounts payable                                 285
    Increase in accrued expenses                                  54
    Increase in other liabilities                                178
    Increase in customer deposits                                201
    Increase in deferred revenue                                 231
Net cash used in operating activities                         (4,309)

Investing activities:
Purchases of property and equipment                             (108)
Acquisition of customer contracts                               (970)
Proceeds from sale of customer contracts                       1,289
Net cash provided by investing activities                        211

Financing activities:
Payments of long-term debt                                    (1,105)
Proceeds from issuance of long-term debt                       3,955
Divisional borrowings                                            852
Proceeds from officer/stockholder loans                          450
Payments on note receivable from stockholder                     200
Net cash provided by financing activities                      4,352

Net increase in cash                                             254
Cash overdraft, beginning of year                                (46)
Cash, end of year                                            $   208

Supplemental disclosure of cash flow information:
  Cash paid during the year for interest                     $   950

See accompanying notes.

                         Sentry Protective Systems
                  (A division of Security Systems, Inc.)

                       Notes to Financial Statements

                             December 31, 1997



1. Basis of Presentation

Description of Business

Sentry Protective Systems (the "Company" or the "Alarm Division"), a division of Security Systems, Inc. conducts operations from its main office in Malden, Massachusetts. The Company also has other offices in Massachusetts and Maine. The Company sells and installs alarm systems and provides alarm monitoring and maintenance services to commercial and residential customers located throughout Massachusetts, Rhode Island, Connecticut, Maine and New Hampshire. Management believes the Company operates in one industry segment.

Basis of Presentation

Security Systems, Inc. is comprised of two divisions, the Alarm Division and the Guard division ("Guard Division"). The accompanying financial statements reflect the accounts of the Alarm Division including expense allocations between the Alarm Division and the Guard Division based upon methods which management believes to be a reasonable and equitable allocation of such items (see Note 7). The Company is not a separate legal entity and accordingly, the balance sheet and statement of operations and divisional net asset deficiency reflect a net asset deficiency which includes amounts owed to the Guard Division, contributed capital and accumulated deficit.

Due to allocations associated with certain operating expenses, as discussed in Note 7, the accompanying financial statements may not be indicative of the costs that would have been incurred had the Company been operated as a separate legal entity.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Change in Accounting Method

In  1997,  the  Company  recognized recurring lease payments  and  deferred direct costs incurred in conjunction with the related leases (with amortization over the estimated useful life), in accordance with the operating lease provisions of Statement of Financial Accounting Standards No. 13, "Accounting for Leases" ("SFAS No. 13"). Also, in accordance with Statement of Financial Accounting Standards No. 51, "Financial Reporting by Cable Television Companies" ("SFAS No. 51"), revenue from lease installations were recognized to the extent that direct selling costs were charged to expense with any excess revenue deferred and amortized over the term of the lease. In all prior years, the Company recognized lease payments and related expenses in accordance with the sales type lease provisions of SFAS No. 13.

                         Sentry Protective Systems
                  (A division of Security Systems, Inc.)

                 Notes to Financial Statements (continued)



2. Summary of Significant Accounting Policies (continued)

The Company changed its method of accounting for leases and related costs because it believes the operating lease provisions of SFAS No. 13 and SFAS No. 51 more accurately display the economic benefits and risks related to its leasing program than the sales type lease provisions of SFAS No. 13. Also, the Company changed its method in conjunction with the anticipated acquisition of substantially all of its assets by Alarmguard Holdings Inc. (see Note 11) in order to conform to the accounting principles utilized by Alarmguard Holdings Inc.

In accordance with the provisions of APB No. 20, Accounting Changes ("APB No. 20"), the Company has elected to utilize the special exemption provision which allows an entity that is issuing its financial statements to the public for the first time in conjunction with a business combination to retroactively restate its financial statements as if the newly adopted accounting principle was utilized from inception. Management believes the use of the newly adopted accounting principles, applied retroactively, better portrays the results that can be expected in future periods. As such, the divisional net asset deficiency at January 1, 1997 has been retroactively restated, by a decrease of $311,000, to reflect accounting for the Company's leasing program under the operating lease provisions of SFAS No. 13 and in accordance with SFAS No. 51.

Revenue Recognition

Revenue from the sale of alarm systems is recognized upon completion of the installation. Payments received prior to completion of an installation are recorded in the accompanying balance sheet as customer deposits.

Revenue from installations relating to new subscriber accounts generated under the Company's leasing program is recognized at the time the installation is completed to the extent that related direct selling costs are charged to expense. Any excess installation revenue is deferred and amortized to income over the initial term of the related noncancelable monitoring/equipment lease contract (5 years), adjusted to reflect estimated subscriber attrition.

Revenue from alarm monitoring and service agreements is recognized as the services are rendered. Advance billings are accounted for as deferred revenue.

Accounts Receivable

Accounts receivable consist primarily of amounts due from customers in Massachusetts, Rhode Island, Connecticut, Maine and New Hampshire. Credit is extended based on an evaluation of the customer's financial condition; collateral is not required. The Company maintains an allowance for doubtful accounts at a level which management believes is sufficient to cover potential losses.

Inventories

Inventories consist principally of alarm components and supplies and are stated at the lower of cost (first-in, first-out method) or market.

Property and Equipment

Property and equipment is stated at cost and is being depreciated over the estimated useful lives of the assets. Depreciation is computed using both straight-line and accelerated methods. Costs of maintenance and repairs are charged to expense when incurred and costs of improvements are capitalized.

                         Sentry Protective Systems
                  (A division of Security Systems, Inc.)

                 Notes to Financial Statements (continued)



2. Summary of Significant Accounting Policies (continued)

Customer Installation Costs

Customer installation costs consist of materials and direct labor incurred in connection with installing and activating new subscriber accounts under the Company's leasing programs. Amortization is provided on a straight-line basis over the term of the initial monitoring/equipment lease contract (5 years), adjusted to reflect estimated subscriber attrition. When an installation is identified for disconnection, the remaining net book value of the installation costs are fully written-off and charged to amortization expense.

Customer Contracts

Customer contracts consist of purchased alarm customer lists which are being amortized on the straight-line method over their estimated useful lives of four years. Amortization expense related to customer contracts amounted to $705,000 in 1997.

Advertising

Advertising and promotion costs are charged to operations when incurred. The Company charged $171,000 to expense for advertising and promotion during the year ended December 31, 1997.

Income Taxes

The Company, as a division of Security Systems, Inc., calculates its income taxes as if it were a separate entity giving effect to Security Systems, Inc.'s status as an S corporation in accordance with the Internal Revenue Code. Accordingly, no provision has been made for federal income taxes since the stockholders are responsible for reporting their share of the Company's taxable income or loss on their individual income tax returns. For state income tax purposes, S corporations with revenues in excess of $9 million are taxed at a 4.5% rate in Massachusetts.

Income taxes are determined under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred taxes result from temporary differences in the recognition of revenues and expenses for tax and financial reporting purposes.

Fair Value of Financial Instruments

Cash, accounts receivable, accounts payable and accrued expenses are carried at cost, which approximates fair value, due to the short-term nature of these instruments. At December 31, 1997, the fair value of the Company's long-term debt approximates its carrying value as such debt generally bears interest at floating rates or its rate does not differ significantly from the rate the Company would have to pay for similar debt on the balance sheet date.

                         Sentry Protective Systems
                  (A division of Security Systems, Inc.)

                 Notes to Financial Statements (continued)



2. Summary of Significant Accounting Policies (continued)

New Accounting Pronouncements

During 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information". SFAS No. 130 is effective for the first quarter of 1998, while SFAS No. 131 is effective for year end financial reporting in 1998 and on an interim basis thereafter. Also, in 1998, the FASB issued FASB No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits". FASB No. 132 is effective for year end reporting in fiscal 1998. All of these pronouncements require additional disclosure and the Company expects no material impact upon adoption.

3. Property and Equipment

Property and equipment at December 31, 1997 consists of the following (in thousands):

Furniture, fixtures and equipment (useful lives ranging    $   722
  from five to ten years)
Vehicles (useful lives ranging from one to five years)         346
Leasehold improvements (useful lives ranging from nine to      299
  ten years)
                                                             1,367
Less accumulated depreciation                                  733
                                                           $   634

Depreciation expense was $289 for the year ended December 31, 1997.

4. Notes and Leases Payable

Notes payable included in other current liabilities and other liabilities at December 31, 1997 consists of the following (in thousands):

Various leases, each collateralized by a
  vehicle, with interest rates varying from 5.96%
  to 11.32% and final payment dates ranging from
  March 1999 to July 2000                                    $  78

Various equipment leases, with interest rates
  varying from 11.25% to 18.38% and final payment
  dates ranging from May 1998 to January 2000                   38

Note payable for alarm accounts acquired,
  interest at 8% per annum and due in September 2000           138

Other notes payable                                              3

Total notes and leases payable                                 257

Less current portion                                           119

Long term portion                                             $138

                         Sentry Protective Systems
                  (A division of Security Systems, Inc.)

                 Notes to Financial Statements (continued)



5. Revolving Loan Facility

On August 22, 1996, the Company entered into a revolving line of credit which permitted borrowings of up to $1,000,000 for working capital purposes (the "Revolving Loan") and a line of credit which permitted borrowings of up to $9,000,000 to fund acquisitions (the "Acquisition Loan"). The Revolving Loan and the Acquisition Loan are collectively referred to as the "Loans".

On September 16, 1997, the loans were amended and restated whereby the loans were consolidated into a Revolving Loan Facility (the "Facility") permitting borrowings of up to $11,000,000, which was required to be reduced to $10,000,000 by February 28, 1998. The Facility matures on June 30, 1998 at which date all outstanding principal, accrued interest and unpaid fees are due and payable. Interest is payable at the bank's prime rate plus 2% or 10.5% at December 31, 1997 (previously based on the bank's prime plus 1.5%). The Facility is secured by substantially all of the assets of the Company. In addition, the Company was required to maintain key person life insurance policies, for the benefit of the bank, on two of its stockholders in the amount of $2,000,000 and $300,000, respectively.

In connection with the refinancing, the Company wrote-off unamortized deferred financing fees of $102,000, which is reflected as an extraordinary loss in the Company's statement of operations. As of December 31, 1997, $10,100,000 was outstanding under the Facility. For the year ended December 31, 1997, the Company incurred $990,000 in interest expense related to the Loans and the Facility.

On March 18, 1998, the Company paid all amounts due on the Facility with proceeds from the sale of substantially all of the Company's assets (see
Note 12).

6. Note Payable to Stockholders

During the period from August to October 1997, the Company issued various promissory notes (the "Notes") to stockholders of the Company aggregating $450,000. The Notes accrue interest monthly at 10% per annum, are payable on demand and are subordinated to the Company's Revolving Loan Facility (see Note 5).

7. Related Party Transactions

In August 1997, the Company collected an outstanding loan receivable and all accrued interest thereon from a stockholder of the Company aggregating approximately $200,000.

The Company leases office space in Malden, Massachusetts and Portland, Maine from a stockholder of the Company. Rent expense charged to operations in 1997 for these locations amounted to $106,000. The Malden, Massachusetts lease requires monthly payments of $6,996 and expires on December 31, 2003. The Portland, Maine lease requires monthly payments of $1,800 and expires on October 1, 2002.

Divisional borrowings, included in the divisional net asset deficiency at December 31, 1997 consist of non-interest bearing advances from the Guard Division and are payable on demand. During the year ended December 31, 1997, the Company incurred $106,000 of operating expenses (generally, risk management, professional fees and utilities) allocated by Security Systems, Inc. among the Company and the Guard Division.

                         Sentry Protective Systems
                  (A division of Security Systems, Inc.)

                 Notes to Financial Statements (continued)



8. Income Taxes

Differences between the tax basis of assets and liabilities and their financial reporting amounts that give rise to significant portions of deferred state income taxes are as follows as of December 31, 1997:

         Deferred tax assets (liabilities):
            Net operating losses             $ 372,000
            Allowance for doubtful accounts     50,000
            Other assets                        18,000
            Other liabilities                  (26,000)

         Valuation allowances                 (414,000)

         Net deferred taxes                  $       -

The Company has net operating loss carryforwards for state income tax purposes of approximately $8.6 million at December 31, 1997, which expire from 1998 to 2002. The valuation allowance has been established until it is more likely than not that the deferred tax assets will be realized.

9. Commitments and Contingencies

Various claims generally incidental to the conduct of its normal business are pending or threatened against the Company from time to time. While ultimate liability, if any, is presently not determinable, in the opinion of management, these matters will have no material adverse effect on the Company's financial position, results of operations or cash flows.

10. Retirement Plan

Security Systems, Inc.'s profit sharing plan was amended and restated, effective January 1, 1995, to incorporate a 401(k) savings option. Effective this same date, the name of the plan was changed to the Security Systems, Inc. 401(k) Profit Sharing Plan. The plan covers all employees. Participants may elect to make contributions to the plan pursuant to a salary reduction agreement and subject to statutory limits. At the discretion of the Board of Directors, Security Systems, Inc. may make a matching contribution of electing participants' contributions, but not to exceed 6% of the participant's compensation. There were no matching contributions to the plan for the year ended December 31, 1997. In addition, the plan allows for Security Systems, Inc., at the discretion of the Board of Directors, to make further contributions to the plan based on the participant's salary. No additional contributions were made to the plan for the year ended December 31, 1997.

                         Sentry Protective Systems
                  (A division of Security Systems, Inc.)

                 Notes to Financial Statements (continued)



11. Sale of Customer Contracts

In October 1997, the Company entered into an asset sale agreement with an unrelated third party setting forth terms for the sale of certain of the Company's alarm monitoring accounts and the related accounts receivable. The sales price was approximately $1,300,000, subject to adjustments for working capital. Proceeds from the sale were $1,289,000, all of which was recorded as a gain in the Company's statement of operations as the alarm monitoring accounts sold were recorded at zero book value at the time of the sale. In conjunction with the sale, approximately $200,000 of proceeds were placed in escrow subject to the satisfaction and settlement of certain provisions of the sale agreement. This amount has been included in other current assets at December 31, 1997 and was received by the Company in 1998.

12. Subsequent Events

On March 17, 1998, Alarmguard Holdings, Inc. ("Alarmguard") purchased substantially all of the assets of the Company for approximately $26.5 million in cash, including $2.6 million held in escrow subject to the finalization of certain post-closing adjustments. A portion of the proceeds from the sale were used to pay all of the amounts due under the Company's Revolving Loan Facility (see Note 5).

Prior to December 31, 1997, the Company received a $250,000 deposit from Alarmguard. This amount is included in other current liabilities at December 31, 1997.

13. Year 2000 Issues (Unaudited)

The Company has developed a plan to modify its information technology to be ready for the year 2000. The Company does not expect this project to have a significant effect on operations. The Company's Year 2000 modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.

Item 7 (b)     Pro Forma Financial Information


Alarmguard Holdings, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 1997

                                                                              Pro forma
                                              Proforma                        Alarmguard,
                                                with                          Preferred
                               Preferred      Preferred                        Stock
                                 Stock         Stock            Pro forma     Offering,
                   Alarmguard   Offering      Offering   Sentry Adjustments   and Sentry
Assets
Current assets:

 Cash and cash
  equivalents          $698    $37,800(A)    $38,498      $208   ($14,587)(B)  $24,119
 Restricted cash      1,931                    1,931         0      2,608 (B)    4,539
 Accounts
  receivable, net     5,558                    5,558     1,485       (537)(B)    6,506
 Inventories          3,065                    3,065       359        (64)(B)    3,360
 Prepaid expenses       343                      343       347       (347)(B)      343
Total current assets 11,595     37,800        49,395     2,399    (12,927)      38,867

Property and
 equipment, net       2,133                    2,133       634        (35)(B)    2,732

Customer installation
 costs, net           8,868                    8,868       156       (156)(B)    8,868
Customer contracts
 and intangibles,
 net                 43,027                   43,027     1,918     24,946 (B)   69,891
Other investments     2,245                    2,245         0          0        2,245
Other assets          1,982                    1,982        29        (29)(B)    1,982
Total assets        $69,850    $37,800      $107,650    $5,136    $11,799     $124,585

Liabilities and
 stockholders'
 deficiency
Current liabilities:
 Accounts payable    $2,659                   $2,659      $771      ($771)(B)   $2,659
 Accrued expenses     5,675                    5,675       433        297 (B)    6,405
 Current portion
  of notes payable    2,462                    2,462       357       (254)(B)    2,565
 Revolving credit
  facility                0                        0    10,100    (10,100)(B)        0
 Deferred revenue     6,231                    6,231     1,562       (542)(B)    7,251
 Other current
  liabilities         4,061                    4,061       830      2,252 (B)    7,143
Total current
  liabilities        21,088          0        21,088    14,053     (9,118)      26,023

Notes payable, less
 current portion        549                      549         0          0          549
Credit facility      46,700                   46,700         0     12,000 (B)   58,700
Subordinated debt     4,389       (675)(A)     3,714         0          0 (B)    3,714
Other liabilities       321                      321       167       (167)(B)      321

Redeemable preferred
 stock                          38,500 (A)    38,500         0          0 (B)   38,500

Stockholders' deficiency
 Common stock             1                        1         0          0 (B)        1
 Additional paid-in
  capital            35,286                   35,286    (9,084)     9,084 (B)   35,286
 Accumulated
  Deficit           (38,484)       (25)(A)   (38,509)        0          0 (B)  (38,509)
Total stockholders'
  deficit            (3,197)       (25)       (3,222)   (9,084)     9,084       (3,222)
Total liabilities
 and stockholders'
 deficiency         $69,850    $37,800      $107,650    $5,136    $11,799     $124,585

Alarmguard Holdings, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 1997

                                                                     Pro forma
                                                       Pro forma     Alarmguard
                           Alarmguard      Sentry     Adjustments    and Sentry


 Recurring revenue           $21,540       $6,832                      $28,372
 Installation revenue         10,470        1,857                       12,327
 Service revenue               2,250        1,038                        3,288
Total revenue                 34,260        9,727              0        43,987

 Monitoring expense            2,692          807                        3,499
 Installation expense          7,543        4,245                       11,788
 Service expense               4,176        1,204                        5,380
Total cost of revenue         14,411        6,256              0        20,667

Gross profit                  19,849        3,471              0        23,320

 Selling, general and
  administrative expense      15,909        7,071                       22,980
 Acquisition integration
  expense                        349            0                          349
 Amortization and
  depreciation expense        11,386        1,014          3,846 (C)    16,246
Total operating expenses      27,644        8,085          3,846        39,575

Operating loss                (7,795)      (4,614)        (3,846)      (16,255)

Other income (expense)
 Interest expense, net        (4,683)      (1,013)           (90)(D)    (5,786)
 Other, net                      142        1,304                        1,446
Loss from continuing
 operations                 ($12,336)     ($4,323)       ($3,936)     ($20,595)

Basis and diluted loss
 from continuing operations
 per common share             ($2.61)                                   ($4.36)

Number of basis and diluted
 common shares used in
 calculating loss from
 continuing operations per
 common share                  4,726                                     4,726


Alarmguard Holdings, Inc.
Notes to Unaudited Pro Forma Financial Information


(A) Represents the net cash proceeds from the offering of 40,000 shares of Cumulative Convertible Preferred Stock (35,000 shares of Series A Preferred and 5,000 shares of Series B Preferred) in February 1998 at $1,000 per share. Alarmguard issued 700 additional shares of Series A Preferred Stock in exchange for $0.7 million of subordinated debt and wrote off the unamortized discount associated with certain warrants issued concurrently with the subordinated debt of approximately $25,000. The Series A Preferred Stock pays quarterly cash dividends at 5% per annum. The costs incurred ($2.2 million) in the offering are reflected as a reduction of the Preferred Stock's carrying value.

(B) Alarmguard purchased certain of the operating assets of Sentry for $23.8 million in cash, of which $12.0 million was financed with borrowings under the Company's expanded Credit Facility. The Company also has committed to pay the sellers up to an additional $3.0 million which represents an amount to be determined based on certain post closing adjustments, $2.6 million of which has been secured by a letter of credit and is reflected as restricted cash. The acquisition was accounted for using the purchase method of accounting and, accordingly, the purchase price has been preliminarily allocated to the assets acquired, principally customer contracts of $26.5 million and a covenant not to compete of $0.3 million, and liabilities assumed based on their estimated fair values at the date of the acquisition. In accordance with the terms of the agreement, $10.1 million of the cash paid was used to repay the current debt of Sentry concurrent with the closing.

(C)  To   record   amortization  expense  of  acquired   customer
     contracts  (seven year life) and covenants  not  to  compete
     (five  year life) resulting from the acquisition  of  Sentry
     (see Note (B)).

(D) To record interest expense on the borrowings incurred to finance the acquisition of Sentry, net of interest expense recorded by Sentry on its debt that was repaid in connection with the acquisition (see Note (B)). Interest is calculated using Alarmguard's estimated borrowing rate of 9% per annum.